Exhibit 10.14

FIRM THROUGHPUT SERVICE AGREEMENT

Rate Schedule TFX

Date: 06/09/06

Shipper’s Name and Address for Notices:	Shipper’s Name and Address for Invoices:

Millennium Ethanol, LLC	Millennium Ethanol, LLC
P.O. Box 357	P.O. Box 357
Marion, SD 57043	Marion, SD 57043

ATTN: Steve Domm	ATTN: ACCOUNTS PAYABLE

Contact No:

Term: From 11/01/2007      To 10/31/2017

Rates shall be Northern’s maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule on file with the Commission unless otherwise agreed to by the parties in writing.

This transportation shall be provided pursuant to Subpart G of Part 284 of the Federal Energy Regulatory Commission’s regulations.

The contract maximum daily quantities and primary receipt and delivery points are set forth on Appendix A, and if necessary, Appendix B.

If made available by Shipper, Northern agrees to receive and deliver thermally equivalent volumes of natural gas as set forth in this Agreement.

The parties agree that a facsimile or other electronic version of this document, when properly executed and transmitted, shall be considered for all purposes to be an original document, and shall be deemed for all purposes to be signed and constitute a binding agreement. The entire agreement must be faxed or transmitted to Northern. Upon Northern’s acceptance and execution, an executed copy will be returned via FAX to the number appearing on the fixed offer or such other number as directed or otherwise electronically transmitted.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns. No promises, agreements or warranties additional to this Agreement other than as may be contained in Northern’s tariff will be deemed to be a part of this Agreement nor will any alteration, amendment or modification be effective unless confirmed in writing by the parties.

Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as having been given if delivered personally, or if mailed by United States mail, postage prepaid, or if sent by express mail, overnight delivery, telex, telecopy or other mutually agreeable means of electronic transmission, to Shipper when sent to the address set forth on this Agreement and to Northern when sent to the following:

All Notices/Accounting Matters:	Payments to Designated Depository:
Northern Natural Gas Company	Northern Natural Gas Company
P.O. Box 3330	First National Bank of Omaha
Omaha, NE 68103-0330	Account No. 110157225
Attn: Customer Services	ABA No. 104000016
Fax No.: 402-548-5280	1620 Dodge Street
Omaha, NE 68197

This Agreement shall incorporate and in all respects shall be subject to the “GENERAL TERMS AND CONDITIONS” and the applicable Rate Schedule(s) set forth in Northern’s FERC Gas Tariff, as may be revised from time to time. Northern may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or other provisions set forth in the applicable Rate Schedule(s) and the “GENERAL TERMS AND CONDITIONS” in Northern’s FERC Gas Tariff, and Northern shall have the right to place such changes in effect in accordance with the NGA, and this Throughput Service Agreement shall be deemed to include such changes and any changes which become effective by operation of law and Commission Order, without prejudice to Shipper’s right to protest the same.

NORTHERN NATURAL GAS COMPANY		MILLENNIUM ETHANOL, LLC

By:	/s/ Illegible	By:	/s/ Illegible
Title:	Illegible	Title:	CEO
Date:	6/08/06	Date:	6/12/06

NORTHERN NATURAL GAS COMPANY
Amendment to TFX Throughput Service Agreement

Shipper’s Name: Millennium Ethanol, LLC

Contract No.:
Amendment No.: 0

The above-referenced Agreement is amended as follows:

1.                                      This Agreement is subject to the construction of necessary facilities. This Agreement shall become effective on the later of November 1, 2007 or the in-service date of the facilities and shall extend for a period of ten (10) years.

2.                                       Other Provisions Permitted By Tariff Under the Applicable Rate Schedule and pursuant to Section 58 of the GENERAL TERMS AND CONDITIONS of Northern’s FERC Gas Tariff:

Shipper agrees to limit hourly takes of natural gas to 5% (1/20 of the MDQ) of the entitlement at the primary delivery point and any alternate delivery points (including capacity release) during the term of the Agreement.

3.                                      The parties agree that a facsimile or other electronic version of this document, when properly executed, transmitted, and received shall be considered for all purposes to be an original document, and shall be deemed for all purposes to be signed and constitute a binding agreement. The entire agreement must be faxed or transmitted to Northern. Upon Northern’s acceptance and execution, an executed copy will be returned via FAX to the number appearing on the faxed offer or such other number as directed or otherwise electronically transmitted.

4.                                      This Agreement, as amended, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns. No promises, agreements or warranties additional to this Agreement other than as may be contained in Northern’s tariff will be deemed to be a part of this Agreement nor will any alteration, amendment or modification be effective unless confirmed in writing by the parties.

The effective date of this Amendment is November 1, 2007.

Except as amended herein, all provisions of the Agreement are hereby confirmed by the parties to be and remain in full force and effect.

NORTHERN NATURAL GAS COMPANY		MILLENNIUM ETHANOL, LLC

By:	/s/ Illegible	By:	/s/ Illegible

Title:	Vice President of Marketing	Title:	CEO

Date:	6/8/06	Date:	6/12/06

Appendix A

Firm Throughput Service Agreement, TFX Rate Schedule

Dated: 11/01/2007-10/31/2017
Shipper: MILLENNIUM ETHANOL, LLC
Contract Volumes:

MARKET	12,000	January To December

Maximum Daily Quantities
Volume Type	From	Volume
TFX	January To December	12,000

Appendix A
Firm Throughput Service Agreement, TFX Rate Schedule

Dated: 11/01/2007 - 10/31/2017
Shipper: MILLENNIUM ETHANOL, LLC
Part 1. Receipt and Delivery Point Descriptions and Volumes

RP/DP Type	POI# (MIDS)	Point Description	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

R	192 (MID 17)	NBPL/NNG VENTURA	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000

		Market Receipts	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000

D	78854 (MID 17)	MILLENNIUM ETHANOL TBS	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000

		Market Deliveries	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000